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                                                                    EXHIBIT 4.8

                               FIRST AMENDMENT TO
                        COMMERCIAL PAPER DEALER AGREEMENT

         This First Amendment dated as of January 25, 2002, by and between ALLEGHENY TECHNOLOGIES INCORPORATED ("ISSUER") and JPMORGAN SECURITIES, INC. (formerly "Chase Securities, Inc.") ("DEALER").

         WHEREAS, Issuer and Dealer are parties to a Commercial Paper Dealer Agreement dated as of November 2, 2000 (the "Agreement"); and

         WHEREAS, Issuer and Dealer wish to amend the Agreement as provided herein:

         NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, Issuer and Dealer hereby agree as follows:

         1. Effective with respect to Notes sold on or after January 25, 2002, the cover page of the Agreement is amended to delete the phrase:

                           "Concerning Notes to be issued pursuant to an Issuing and Paying Agency Agreement dated as of November 2, 2000, between the Issuer and Bank One National Association, as Issuing and Paying Agent"

                  and to insert in lieu thereof the phrase:

                           "Concerning Notes to be issued pursuant to an Issuing and Paying Agency Agreement dated as of January 25, 2002, between the Issuer and JPMorgan Chase Bank, as Issuing and Paying Agent".

         2. Except as provided herein, the Agreement shall remain in full force and effect.

         WITNESS the due execution hereof.

                                        ALLEGHENY TECHNOLOGIES, INC.


                                        By:  /s/ Richard J. Harshman
                                             ----------------------------------

                                        Title:  Senior Vice President, Finance
                                                -------------------------------
                                                and Chief Financial Officer
                                                -------------------------------


                                        JPMORGAN SECURITIES, INC.


                                        By:  /s/ Yolanda Nicholson
                                             ----------------------------------

                                        Title:  Vice President
                                                -------------------------------